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                                                                      Exhibit 12

                   GTE NORTHWEST INCORPORATED AND SUBSIDIARY
        STATEMENT OF THE CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                             (Thousands of Dollars)


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
                                                                      Six Months Ended
                                                                        June 30, 1996
                                                                      ----------------
Net earnings available for fixed charges:
  Income from continuing operations                                        $ 88,383
  Add - Income taxes                                                         48,194
       - Fixed charges                                                       26,882
                                                                           --------
Adjusted earnings                                                          $163,459
                                                                           ========

Fixed charges:
  Interest expense                                                         $ 25,478
  Portion of rent expense
     representing interest                                                    1,404
                                                                           --------
Adjusted fixed charges                                                     $ 26,882
                                                                           ========

RATIO OF EARNINGS TO FIXED CHARGES                                             6.08
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